UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/16/2015

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 16, 2015, the Annual Meeting of Stockholders of Cytec Industries Inc. (the “Company”) was held. At the Annual Meeting, the Company’s stockholders voted on the following matters:

1. On the matter of the election of four directors to serve for the terms indicated in the proxy statement relating to the Annual meeting, the final vote was as follows:

Nominees	Votes For	Votes Against	Abstained	Broker Non-Votes
David P. Hess	57,863,449	2,214,297	168,946	3,837,117
Barry C. Johnson	58,929,580	1,252,340	64,772	3,837,117
Carol P. Lowe	59,549,412	633,944	63,336	3,837,117
Thomas W. Rabaut	59,594,644	533,478	118,570	3,837,117

2. On the matter of the proposal ratifying the appointment of KPMG LLP as our independent registered public accounting firm for 2015, the final vote was as follows:

Votes For	Votes Against	Abstained
63,127,860	868,342	87,607

3. On the matter of the approval of the compensation of our Named Executive Officers, the final non-binding vote was as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
58,350,820	1,654,885	240,987	3,837,117

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: April 17, 2015	By:	/s/ Roy Smith
Roy Smith
Vice President, General Counsel and Secretary